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                                                                    EXHIBIT 99.1

                               CELL GENESYS, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--MAY ., 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELL GENESYS,
                                      INC.

     The undersigned hereby appoints Stephen A. Sherwin, M.D. and Kathleen Sereda Glaub, and each of them, as proxy or proxies of the undersigned (the "Proxies"), each with full power of substitution, to represent the undersigned and to vote all the shares of common stock, par value $.001 per share, of Cell Genesys, Inc., a corporation organized under the laws of the State of Delaware ("Cell Genesys"), which the undersigned is entitled in any capacity to vote if personally present at the annual meeting (the "Annual Meeting") of stockholders of Cell Genesys to be held at Holiday Inn, 1221 Chess Drive, Foster City, California 94404, at 9:00 a.m., local time, on Friday, May 30, 1997, and at any and all adjournments or postponements thereof, with respect to all matters set forth in the Joint Proxy Statement/Prospectus dated April 30, 1997, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of such Annual Meeting and all matters presented at the Annual Meeting but which are not known to the board of directors of Cell Genesys at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.

     If properly executed, this proxy will be voted in accordance with instructions appearing hereon and, at the discretion of the Proxies, as to any other matter that may properly come before the Annual Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR EACH OF THE FOREGOING PROPOSALS, INCLUDING FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER AND THE ISSUANCE OF SHARES OF CELL GENESYS COMMON STOCK PURSUANT TO THE MERGER, AND, AT THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF ANY MOTION TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO ANOTHER TIME AND/OR PLACE.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/ Prospectus (with all enclosures and attachments) dated April 30, 1997, relating to the Annual Meeting.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Proposal to approve and adopt the amended and restated agreement and plan of merger and reorganization, dated as of January 12, 1997 (as amended and restated as of March 27, 1997, the "Merger Agreement"), among Cell Genesys, Somatix Therapy Corporation, a corporation organized under the laws of the State of Delaware ("Somatix"), and S Merger Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub") and a direct wholly owned subsidiary of Cell Genesys, and to approve the merger (the "Merger") of Merger Sub with and into Somatix pursuant to the Merger Agreement and the issuance of common stock, par value $.001 per share, of Cell Genesys (the "Cell Genesys Common Stock") pursuant to the Merger.

                 FOR  [ ]      ABSTAIN  [ ]      AGAINST  [ ]

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Proposal to approve and adopt an amendment to the certificate of incorporation of Cell Genesys to increase the number of shares authorized for issuance to 80,000,000.

                 FOR  [ ]      ABSTAIN  [ ]      AGAINST  [ ]

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

3. Proposal to approve a special grant, effective as of the effective time of the Merger (the "Effective Time"), to each of the eight independent directors of Cell Genesys as of the Effective Time, of an option to purchase 30,000 shares of Cell Genesys Common Stock.

                 FOR  [ ]      ABSTAIN  [ ]      AGAINST  [ ]

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4.

4. Proposal to elect Stephen A. Sherwin, M.D., James M. Gower, Peter Barton Hutt, Raju S. Kucherlapati, Ph.D., Joseph E. Maroun and Eugene L. Step to serve as directors of Cell Genesys until the next annual meeting of stockholders or until their successors are elected.*

                 FOR  [ ]      WITHHOLD  [ ]     FOR ALL EXCEPT [ ]

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* To vote FOR all of the director nominees named above except a particular individual or individuals, check the box opposite "FOR ALL EXCEPT" above and strike through the name(s) of the individual(s). Your shares will be voted for the remaining nominee(s).

           [CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE]
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                          [CONTINUED FROM OTHER SIDE]


THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 5.

5. Proposal to approve an amendment to Cell Genesys' 1989 Incentive Stock Plan to increase the number of shares of Cell Genesys Common Stock reserved for issuance by 1,750,000 shares to a total of 5,445,000 shares.

                 FOR  [ ]      ABSTAIN  [ ]      AGAINST  [ ]

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 6.

6. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of Cell Genesys for the fiscal year ending December 31, 1997.

                 FOR  [ ]      ABSTAIN  [ ]      AGAINST  [ ]


Mark box at right if an address change has been noted to the left.           [ ]

                                        Name(s) of
Dated:                                  Holder(s):
       ----------------------------                ----------------------------

                                                   ----------------------------
                                                          (Please Print)

                                                   ----------------------------

                                                   ----------------------------
                                                          (Signature(s))*
                                        (By:)
                                                   ----------------------------
                                                          (Please Print)
                                                   (Name:)
                                                           --------------------
                                                   (Title:)
                                                            -------------------

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* Please sign this proxy exactly as your name(s) appears hereon. Joint owners should each sign personally. An attorney, administrator, trustee, executor, guardian or other person signing in a representative capacity should indicate such capacity. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and such officer's capacity.